UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 8, 2012

Charles River Laboratories International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15943	06-1397316
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

251 Ballardvale St., Wilmington, Massachusetts		01887
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	781-222-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.07 Submission of Matters to a Vote of Security Holders

Charles River Laboratories International, Inc. (the “Company”) held its Annual Meeting of Shareholders on May 8, 2012. For more information on the following proposals, see the Company’s proxy statement dated March 30, 2012. At the Annual Meeting the proposals were adopted by the votes specified below:

(a)	The following ten (10) directors were elected to serve until the Company’s 2013 Annual Meeting of Shareholders and received the number of votes listed opposite each of their names below:

	Number of	Number of
	Shares Voted For	Shares Withheld	Broker Non-Votes
James C. Foster	41,412,893	931,554	2,636,858
Robert J. Bertolini.	42,193,351	151,096	2,636,858
Stephen D. Chubb	38,565,658	3,778,789	2,636,858
Deborah T. Kochevar.	32,856,098	9,488,349	2,636,858
George E. Massaro	41,173,968	1,170,479	2,636,858
George M. Milne, Jr.	42,191,911	152,536	2,636,858
C. Richard Reese	33,194,572	9,149,875	2,636,858
Samuel O. Thier	39,565,602	2,778,845	2,636,858
Richard F. Wallman	37,367,180	4,977,267	2,636,858
William H. Waltrip	29,157,749	13,186,698	2,636,858

(b)	The shareholders did not approve, on an advisory, non-binding basis, the compensation of our named executive officers.

For	Against	Abstain	Broker Non-Votes
15,274,503	27,050,696	19,248	2,636,858

While this vote is advisory, the Board of Directors takes these results seriously and intends to factor its shareholders’ views into its executive compensation program.

(e)	The shareholders approved the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for fiscal 2012.

For	Against	Abstain	Broker Non-Votes
44,505,064	457,835	18,406	0

(e)	The shareholders did not approve the Shareholder Proposal submitted by PETA to require annual reports by the Board of Directors pertaining to USDA citations and animal welfare considerations.

For	Against	Abstain	Broker Non-Votes
1,583,940	33,445,457	7,315,050	2,636,858

Computershare Trust Company, N.A., our transfer agent, acted as independent proxy tabulator and Inspector of Election at the Annual Meeting of Shareholders.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles River Laboratories International, Inc.

May 11, 2012	By:	/s/ Matthew L. Daniel

Name: Matthew L. Daniel
Title: Corporate Vice President, Deputy General Counsel and Assistant Secretary